Exhibit 10.1

Deal CUSIP 68572PAA7

Revolving Loan CUSIP 68572PAB5

Term Loan CUSIP 68572PAC3

Draw Loan CUSIP 68572PAD1

AMENDMENT NO. 6 to Second Amended and Restated Credit Agreement

DATED AS OF NOVEMBER 7, 2017

AMONG

ORCHIDS PAPER PRODUCTS COMPANY,

THE LENDERS,

AND

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

Amendment NO. 6 to Second Amended and Restated Credit Agreement

THIS AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of November 7, 2017, among Orchids Paper Products Company, a Delaware corporation, the undersigned Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. Capitalized terms used and not otherwise defined in this Amendment (including Exhibit A attached hereto) shall have the meanings assigned thereto in the Credit Agreement.

RECITALS

A.           The Borrower, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of June 25, 2015, as amended by (i) that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015 among Borrower, the Lenders and the Administrative Agent, (ii) that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015 among Borrower, the Lenders and the Administrative Agent (iii) that certain Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of January 19, 2017 among Borrower, the Lenders and the Administrative Agent, (iv) that certain Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of March 31, 2017 among Borrower, the Lenders and the Administrative Agent and (v) that certain Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of June 30, 2017 among Borrower, the Lenders and the Administrative Agent (collectively, the "Credit Agreement").

B.           The parties enter into this Amendment to (i) provide for a minimum Consolidated EBITDA covenant, (ii) amend the Pricing Schedule, (iii) amend certain reporting requirements of the Borrower, (iv) waive certain rights and remedies arising from the existence and continuation of the Existing Defaults (as defined below), and (v) make certain other amendments and modifications as more specifically set forth herein.

AGREEMENT

The undersigned Lenders constituting the Required Lenders, the Administrative Agent and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.           Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)          Section 6.1(b) of the Credit Agreement is deleted and replaced with the following:

(b)          Within 45 days after the close of each of its fiscal quarters, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.21) and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(b)          Section 6.1(e) of the Credit Agreement is hereby deleted and replaced with the following:

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(e)          Together with the financial statements required under Sections 6.1(b) and (k), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(c)          Section 6.1 of the Credit Agreement is amended by adding the following as subsection 6.1(j) thereof:

(j)          within two (2) days after the last day of each calendar week commencing with the calendar week ending November 3, 2017, an updated rolling 13-week cash flow forecast in form and substance satisfactory to the Administrative Agent.

(d)          Section 6.1 of the Credit Agreement is amended by adding the following as subsection 6.1(k) thereof:

(k)          Within 30 days after the last day of each calendar month, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.21(c)), and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, all certified by its chief financial officer.

(e)          Section 6.21 of the Credit Agreement is amended by adding the following as subsection 6.21(c) thereof:

(c)          Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA determined as of the last day of each month for the then most-recently ended three month period to be less than (i) $4,000,000 as of October 31, 2017, (ii) $4,800,000 as of November 30, 2017, and (iii) $5,000,000 as of December 31, 2017, and as of the last day of each month thereafter.

(f)          Section 7.3 of the Credit Agreement is deleted and the following is inserted in place thereof:

7.3           The breach by the Borrower of any of the terms or provisions of Section 6.1(a), 6.1(b), 6.1(c), 6.1(e), 6.1(j), 6.1(k), 6.2, 6.3, 6.4, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23 or 6.24.

(g)          The Pricing Schedule attached to the Credit Agreement is deleted and the Pricing Schedule attached to this Amendment is inserted in place thereof.

(h)          Schedule I to the Form of Compliance Certificate attached to the Credit Agreement as Exhibit B is deleted and Schedule I attached to this Amendment is inserted in place thereof.

2.           No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unmodified and in full force and effect.

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3.            Existing Defaults; Waiver of Remedies. The Borrower acknowledges and agrees that the Borrower failed to comply with the Fixed Charge Coverage Ratio covenant and the Leverage Ratio covenant, in each case, for the period ending on September 30, 2017, which results in an Event of Default under Section 7.3 of the Credit Agreement (the "Existing Defaults"). The Borrower hereby acknowledges the existence and continuation of the Existing Defaults. As a result of the Existing Defaults, the Administrative Agent has the right to exercise any and all rights and remedies available to it under the Credit Agreement, the other Loan Documents and under applicable law. Effective upon satisfaction of the conditions precedent set forth in this Amendment, the Administrative Agent and the Lenders hereby waive enforcement of the rights and remedies available to them under the Credit Agreement and the other Loan Documents as a result of the Existing Defaults from the date that such Existing Defaults occurred to the extent, and only to the extent, that the Existing Defaults occurred or existed under the Credit Agreement and the other Loan Documents on or before the date of this Amendment. Nothing in this Section 3 shall be deemed to (a) constitute a waiver of compliance by the Borrower or any other Person with respect to any other term, provision or condition of the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent and the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

4.            Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and Lenders that:

(a)          The execution, delivery and performance by the Borrower of this Amendment and all other Loan Documents required to be delivered in connection with this Amendment have each been duly authorized by all necessary action, and does not contravene (i) any provision of the organizational documents of the Borrower, (ii) any law, rule, or regulation applicable to the Borrower or its properties, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject.

(b)          No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment and each other Loan Document required to be delivered in connection with this Amendment, except as has been duly obtained or made and are in full force and effect.

(c)          This Amendment and all other Loan Documents required to be delivered in connection with this Amendment have been duly executed and delivered by the Borrower and each constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(d)          All representations and warranties made by the Borrower in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

(e)          The Borrower is in compliance with all covenants and agreements contained in Article VI of the Credit Agreement, as amended by this Amendment, other than with respect to the Existing Defaults.

(f)          There have been no amendments or modifications to the Borrower's organizational documents since such documents were certified and delivered to Administrative Agent on the Effective Date.

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(g)          The resolutions of the Borrower certified and delivered to Administrative Agent on the Effective Date have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

(h)          To the best of the Borrower's knowledge, no Default or Event of Default (other than the Existing Defaults) currently exists under the Loan Documents, as amended by this Amendment.

(i)          Borrower acknowledges that Administrative Agent has recommended that Borrower consult with counsel prior to execution of this Amendment and represents that it has either done so or has knowingly waived the right to do so despite the express recommendation of Administrative Agent.

5.            Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that (a) all accrued but unpaid interest on the Loans as of the date hereof shall have been paid by the Loan Parties, (b) no Default or Event of Default (other than the Existing Defaults) shall exist under the Credit Agreement or any other Loan Document, as amended by this Amendment, (c) each of the Borrower and Guarantors shall have delivered evidence of its authority to enter into this Amendment as well as the capacity of the individuals executing this Amendment on its behalf, (d) each Guarantor has executed and delivered the Consent of Guarantors attached hereto to Administrative Agent, (e) this Amendment has been executed by the Borrower and Lenders constituting the Required Lenders, (f) Borrower has provided to Administrative Agent a 13-week cash flow forecast in form and substance satisfactory to the Administrative Agent and (g) the Administrative Agent shall have received such other items as it may reasonably request.

6.            Ratification and Affirmation; Conflicts. The Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement or the other Loan Documents, the provisions of this Amendment shall supersede and control.

7.            Waiver of Claims and Defenses. The Borrower and Guarantors, for and on behalf of themselves and their legal representatives, successors and assigns, do waive, release, relinquish and forever discharge the Administrative Agent and each Lender, its parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, which the Borrower or the Guarantors, or their legal representatives, successors or assigns, ever had or now have or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Loan Documents, the administration of the Loan Documents, the negotiations relating to this Amendment and the other Loan Documents executed in connection with this Amendment and any other instruments and agreements executed by the Borrower or any Guarantor in connection with the Loan Documents or this Amendment, arising on or before the date hereof (collectively, “Claims”).  The Borrower and each Guarantor acknowledges that they are aware that they may discover facts different from or in addition to those they now know or believe to be true with respect to the Claims, and agree that the release contained in this Amendment is and will remain in effect in all respects as a complete and general release as to all matters released in this Amendment, notwithstanding any such different or additional facts.  The Borrower and each Guarantor agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any claim released in this Section. Borrower and each Guarantor acknowledges and agrees that Administrative Agent and the Lenders have fully and timely performed all of their respective obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

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8.          No Impairment. Nothing in this Amendment shall be deemed to or shall in any manner prejudice or impair the Loan Documents, the Collateral Documents or any security granted or held by the Administrative Agent for the Obligations.

9.          Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.         APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

11.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

12.         Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Amendment shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

ORCHIDS PAPER PRODUCTS COMPANY,
a Delaware corporation

By:	/s/ Rod Gloss,
Rod Gloss, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ORCHIDS PAPER PRODUCTS COMPANY
OF SOUTH CAROLINA, a Delaware corporation

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

Signature Page - Amendment No. 6

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer, as Swing Line Lender and as Administrative Agent

By:	/s/ Jason Henrie
Jason Henrie, Vice President

Signature Page - Amendment No. 6

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page - Amendment No. 6

SUNTRUST BANK, as a Lender

By:	/s/Justin Lien
Name:	Justin Lien
Title:	Director

Signature Page - Amendment No. 6

FIRST TENNESSEE BANK, as a Lender

By:	/s/ Bob Nieman
Name:	Bob Nieman
Title:	Senior Vice President

Signature Page - Amendment No. 6

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status	Level VIII Status	Level IX Status
Eurocurrency Rate	1.25%	1.50%	1.75%	2.25%	2.50%	3.00%	3.50%	4.00%	6.00%
Base Rate	0.00%	0.00%	0.00%	0.00%	0.25%	0.75%	1.25%	1.75%	3.75%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status	Level VII Status	Level VIII Status	Level IX Status
Commitment Fee	0.15%	0.20%	0.25%	0.30%	0.35%	.40%	.45%	.50%	.55%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

“Level V Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than 4.00 to 1.00.

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Leverage Ratio is less than 4.50 to 1.00.

“Level VII Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status and (ii) the Leverage Ratio is less than 5.00 to 1.00.

"Level VIII Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status and (ii) the Leverage Ratio is less than 6.00 to 1.00.

“Level IX Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, Level VIII Status of Level IX Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

Notwithstanding the foregoing, Level V Status shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending December 31, 2016, and adjustments to the Status then in effect shall thereafter be effected in accordance with the preceding paragraph.

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [_________], 20[__] with

Provisions of Section 6.21 of

the Agreement

(a) Fixed Charge Coverage Ratio (determined as of the end of each fiscal quarter for the then most-recently ended four (4) fiscal quarters)

i. Consolidated EBITDA	$_____________________
ii. Consolidated Rentals	$_____________________
iii. Net cash proceeds received from the issuance of its equity interests during the period commencing on April 1, 2017 and ending on September 30, 2017	$_____________________
iv. Such other adjustments as approved by Required Lenders	$_____________________
v. Maintenance Capital Expenditures	$_____________________
vi. Restricted Payments	$_____________________
vii. Cash taxes	$_____________________
viii. Cash Flow Reserve	$_____________________
ix. Line i, plus ii, iii and iv, minus lines v, vi, vii, and viii	$_____________________
x. Consolidated Interest Expense	$_____________________
xi. Consolidated Rentals	$_____________________
xii. Consolidated Principal Payments over the four (4) fiscal quarters then ending	$_____________________
xiii. Line x, plus xi and xii	$_____________________
xiv. Line ix divided by Line xiii
Required Ratio	1.__ to 1.00
Compliance	Yes ☐ No ☐

(b) Leverage Ratio (determined as of the end of each fiscal quarter for the then most-recently ended four (4) fiscal quarters)

i. Consolidated Funded Indebtedness	$_____________________
ii. Consolidated EBITDA	$_____________________
iii. Line i. divided by line ii.
Required Ratio	____ to 1.00
Compliance	Yes ☐ No ☐

(c) Minimum EBITDA (determined as of the last day of each month for the then most-recently ended three month period)

Consolidated EBITDA	$_____________________
Required Consolidated EBITDA	$_____________________
Compliance	Yes ☐ No ☐

CONSENT OF GUARANTORS

This Consent of Guarantors is being delivered pursuant to the terms of that certain Amendment No. 6 to Second Amended and Restated Credit Agreement dated of even date herewith (the "Amendment") among Orchids Paper Products Company, a Delaware corporation ("Borrower"), the Lenders named therein and U.S. Bank National Association, as Administrative Agent (the "Administrative Agent"), LC Issuer and Swingline Lender.

The Amendment amends and modifies the terms of that certain Second Amended and Restated Credit Agreement dated as of June 25, 2015 between Borrower and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender, as amended by that certain (a) Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 6, 2015, (b) Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of December 29, 2015, (c) Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of January 19, 2017, (d) Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of March 31, 2017 and (e) Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of June 30, 2017 (collectively, the "Credit Agreement").

Each of the undersigned (individually, a "Guarantor" and collectively, the "Guarantors") is a guarantor of, and pledgor of collateral for, the indebtedness and obligations of Borrower to the Holders of the Secured Obligations under the Credit Agreement, pursuant to the terms of certain Loan Documents, which include, without limitation, the guaranty agreements and other collateral documents described on Schedule 1 attached hereto (collectively, the "Guarantor Documents").

Borrower has requested that U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders agree to amend and modify the terms of the Credit Agreement in the manner set forth in the Amendment, and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swingline Lender and the Lenders are willing to agree to the terms of the Amendment, but only if the Guarantors execute and deliver this Consent of Guarantors to the Administrative Agent for the benefit of the Lenders.

To induce the Administrative Agent, LC Issuer, Swingline Lender and the Lenders to amend and modify the Credit Agreement pursuant to the terms of the Amendment and the other Loan Documents (as defined in the Credit Agreement) to be executed and/or delivered to Administrative Agent in connection therewith, the undersigned Guarantors jointly and severally:

(a)        represent and warrant to the Administrative Agent and Lenders that they have been provided copies of the Amendment and the other Loan Documents and are familiar with their terms;

(b)        consent to Borrower's execution and delivery of the Amendment and the other Loan Documents to the Administrative Agent and Lenders;

(c)        agree that the execution, delivery and performance of the Amendment and the other Loan Documents shall not discharge, limit or otherwise impair the obligations of any Guarantor under the Guarantor Documents;

(d)        agree that the Guarantor Documents remain in full force and effect and are enforceable against the Guarantors party thereto in accordance with their respective terms;

(e)        agree that the Guarantor Documents shall act to guarantee or secure, as applicable, the payment and performance of all Secured Obligations (as defined in the Credit Agreement) as modified in connection with the Amendment; and

(f)        agree that no Guarantor has any defenses, set-offs, counterclaims or other claims to or against the enforcement of the Administrative Agent's and/or Lenders' rights and remedies under the Guarantor Documents and to the extent any such Guarantor may have such defenses, set-offs, counterclaims or other claims, each Guarantor hereby waives and releases any and all such defenses, set-offs, counterclaims or other claims. Each Guarantor hereby joins in the waiver of claims and defenses set forth in Section 7 of the foregoing Amendment.

Each Guarantor ratifies and reaffirms such Guarantor’s obligations under the Guarantor Documents to which such Guarantor is a party. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. This Consent of Guarantors may be validly executed and delivered by fax or other electronic means and by use of multiple counterpart signature pages.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Consent of Guarantors as of November 7, 2017.

GUARANTORS:

ORCHIDS PAPER PRODUCTS COMPANY OF SOUTH CAROLINA

By:	/s/ Rod Gloss
Rod Gloss, Chief Financial Officer

ORCHIDS MEXICO (DE) HOLDINGS, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

ORCHIDS MEXICO (DE) MEMBER, LLC

By:	/s/ Rod Gloss
Rod Gloss, Manager

OPP ACQUISITION MEXICO, S. DE R.L. DE C.V.

By:	/s/ Rod Gloss
Rod Gloss
Manager and Legal Representative

SCHEDULE 1

List of Guaranty and Pledge Agreements

1.	Guaranty dated as of June 3, 2014, executed by Orchids Mexico (DE) Holdings, LLC, a Delaware limited liability company ("Holdings"), and Orchids Mexico (DE) Member, LLC, a Delaware limited liability company ("Member")

2.	Guarantee Agreement dated as of June 3, 2014, between OPP Acquisition Mexico, S. de. R.L. de. C.V. ("Mexico Subsidiary") and Administrative Agent

3.	Security Agreement dated as of June 3, 2014, executed by Borrower, Holdings and Member

4.	Assignment of Agreements dated as of July 31, 2014, executed by Borrower and Mexico Subsidiary

5.	Contrato de Prenda (Asset Pledge Agreement) dated as of July 31, 2014, executed by Mexico Subsidiary

6.	Contrato de Prenda Sobre Partes Sociales (Share Peldge Agreement) dated as of July 31, 2014, executed by Holdings

7.	Supplement to Guaranty dated as of April 28, 2015, executed by Orchids Paper Products Company of South Carolina, a Delaware limited liability company ("Orchids South Carolina")

8.	Security Agreement Supplement dated as of April 28, 2015, executed by Orchids South Carolina

9.	Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases dated as of May 12, 2015, executed by Orchids South Carolina